                                                                     EXHIBIT 4.3





           THE FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                           FORMUS COMMUNICATIONS, INC.

                                TABLE OF CONTENTS

                                                                                             PAGE
SECTION 1.        GENERAL ..............................................................        1
         1.1      DEFINITIONS ..........................................................        1
SECTION 2.        REGISTRATION; RESTRICTIONS ON TRANSFER ...............................        3
         2.1      RESTRICTIONS ON TRANSFER .............................................        3
         2.2      DEMAND REGISTRATION ..................................................        5
         2.3      PIGGYBACK REGISTRATIONS ..............................................        6
         2.4      FORM S-3 REGISTRATION ................................................        7
         2.5      EXPENSES OF REGISTRATION .............................................        8
         2.6      OBLIGATIONS OF THE COMPANY ...........................................        9
         2.7      TERMINATION OF REGISTRATION RIGHTS ...................................       10
         2.8      DELAY OF REGISTRATION; FURNISHING INFORMATION ........................       10
         2.9      INDEMNIFICATION ......................................................       10
         2.10     ASSIGNMENT OF REGISTRATION RIGHTS ....................................       13
         2.11     AMENDMENT OF REGISTRATION RIGHTS .....................................       13
         2.12     LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS .........................       13
         2.13     "MARKET STAND-OFF" AGREEMENT .........................................       13
         2.14     RULE 144 REPORTING ...................................................       14
SECTION 3.        COVENANTS OF THE COMPANY .............................................       14
         3.1      BASIC FINANCIAL INFORMATION AND REPORTING ............................       14
         3.2      INSPECTION RIGHTS ....................................................       15
         3.3      CONFIDENTIALITY OF RECORDS ...........................................       16
         3.4      STOCK EQUIVALENT VESTING .............................................       16
         3.5      PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT .....................       16
         3.6      REAL PROPERTY HOLDING CORPORATION ....................................       16
         3.7      OBSERVER RIGHTS ......................................................       16
         3.8      MEETINGS OF THE BOARD OF DIRECTORS ...................................       16
         3.9      NOMINATING COMMITTEE .................................................       17
         3.10     EXPENSES; COMPENSATION ...............................................       17
         3.11     COMPLIANCE ...........................................................       17
         3.12     BUSINESS PRACTICES ...................................................       18
         3.13     TRANSACTIONS WITH AFFILIATES .........................................       18
         3.14     INDEMNIFICATION ......................................................       18
         3.15     BOARD OF DIRECTOR APPROVAL ...........................................       18
         3.16     ASSIGNMENT OF COMPANY'S RIGHTS .......................................       18
         3.17     RESTRICTIONS ON FUTURE ISSUANCES OF COMMON STOCK .....................       18
         3.18     COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT ........................       18
         3.19     USE OF PROCEEDS ......................................................       19
         3.20     NON-DISCRIMINATION COMPLIANCE ........................................       19
         3.21     TERMINATION OF COVENANTS .............................................       19
SECTION 4.        RIGHTS OF FIRST OFFER ................................................       19
         4.1      SUBSEQUENT OFFERINGS .................................................       19
         4.2      EXERCISE OF RIGHTS ...................................................       19
         4.3      ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS .......................       20

         4.4      TERMINATION OF RIGHTS OF FIRST OFFER .................................       20
         4.5      TRANSFER OF RIGHTS OF FIRST OFFER ....................................       20
         4.6      EXCLUDED SECURITIES ..................................................       20
SECTION 5.        MISCELLANEOUS ........................................................       21
         5.1      GOVERNING LAW ........................................................       21
         5.2      SURVIVAL .............................................................       21
         5.3      SUCCESSORS AND ASSIGNS ...............................................       21
         5.4      SEVERABILITY .........................................................       22
         5.5      AMENDMENT AND WAIVER .................................................       22
         5.6      DELAYS OR OMISSIONS ..................................................       22
         5.7      NOTICES ..............................................................       22
         5.8      ENTIRE AGREEMENT .....................................................       22
         5.9      TERMINATION OF PRIOR AGREEMENT .......................................       22
         5.10     ATTORNEYS' FEES ......................................................       23
         5.11     TITLES AND SUBTITLES .................................................       23
         5.12     COUNTERPARTS .........................................................       23

                               INDEX OF SCHEDULES

Schedule A        Schedule of Investors

Schedule B        Schedule of Employee Stockholders

                           FIFTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


         THIS FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the ___ day of May 2000, by and among FORMUS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and certain holders of the Company's capital stock identified on Schedule A hereto (the "Investors").


                                    RECITALS

         WHEREAS, certain of the Investors entered into the Fourth Amended and Restated Investors' Rights Agreement, dated as of September 3, 1999, to provide certain registration rights, information rights and other rights to such Investors (the "Prior Agreement");

         WHEREAS, the Company proposes to sell and issue shares of Series G Preferred Stock pursuant to that certain Preferred Stock Purchase Agreement dated as of even date herewith (the "Purchase Agreement"); and

         WHEREAS, as a condition to entering into the Purchase Agreement, the purchasers of the Series G Preferred Stock have requested that the Company extend to them registration rights, information rights and other rights as set forth below, and the Company and the parties to the Prior Agreement are willing to terminate the rights given to them pursuant to the Prior Agreement and replace their rights in their entirety with the rights set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.        GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record (in accordance with Section 2.10 hereof) of such Registrable Securities; provided, that a holder of Employee Shares (as defined in the definition of "Shares" below) shall be deemed to be a "Holder" with respect to such Employee Shares only for the purposes of Section 2 hereof.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "MAJOR INVESTOR" shall mean a holder of Registrable Securities representing, together with the Registrable Securities held by any affiliated entity of such holder, at least, ten percent (10%) of the fully diluted Common Stock of the Company.

         "PREFERRED STOCK" means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the Company.

         "QUALIFIED PUBLIC OFFERING" shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which (i) the per share price is at least (A) $16.50 per share (as adjusted for stock splits, combinations and the like) if the offering occurs on or prior to September 3, 2000, and (B) $20.00 per share (as adjusted for stock splits, combinations and the like) if the offering occurs after September 3, 2000, and (ii) the gross cash proceeds to the Company (before deducting underwriting, discounts, commissions, and fees) are at least $100,000,000.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) the November Shares (as defined in the definition of "Shares" below); (iii) for the purposes of Section 2 hereof, the Employee Shares (as defined below); and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company that shall be paid in any event by the Company).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean (i) the shares of the Company's Series G Preferred Stock issued pursuant to the Purchase Agreement; (ii) the shares of the Company's Series E and Series F Preferred Stock issued pursuant to that certain Preferred Stock Purchase Agreement dated September 3, 1999; (iii) the shares of Series C Stock and Series D Stock issued pursuant to that certain Preferred Stock Purchase Agreement, dated September 28, 1998; (iv) the shares of the Company's Series A Preferred Stock and Series B Preferred Stock issued pursuant to that certain Preferred Stock Purchase Agreement, dated August 13, 1997, as amended; (v) the shares of the Company's Common Stock issued pursuant to that certain Common Stock Purchase Agreement, dated as of November 20, 1996 as amended and restated February 28, 1997 (the "November Shares"); (vi) any shares of the Company's Class B Common Stock issued upon conversion of or in exchange for any of the November Shares; (vii) the shares of the Company's Class B Common Stock issued upon conversion of shares of Preferred Stock; and (viii) for the purposes of Section 2 hereof, the shares of the Company's Common Stock held as of September 1, 1999, by the stockholders who are parties to that certain Employee Stockholders Agreement dated as of August 1, 1997 (the "Employee Stockholders Agreement"), such stockholders and the number of shares held by them as of April 1, 2000 are set forth on Schedule B hereto (the "Employee Shares").

SECTION 2.        REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1      RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i)      There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     (A) The transferee has agreed in writing to
be bound by the terms of this Agreement if it is still in effect (provided that no such agreement of the transferee shall be required if the disposition of Shares or Registrable Securities is made in compliance with Rule 144 under the Securities Act), (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the

Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, or such other evidence that the Company may reasonably request, that such disposition will not result in a violation of the Securities Act. Except in the case of unusual circumstances, the Company agrees that it will not require opinions of counsel for transactions made pursuant to Rule 144 by the Investors initially party to this Agreement to the extent that such Investors provide reasonable evidence of compliance with such rule.

                           (iii)    Notwithstanding the provisions of paragraphs
(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to its partners or former partners in accordance with partnership interests, (B) that is a corporation to its stockholders in accordance with their interest in the corporation, (C) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder's family member or trust for the benefit of an individual Holder,
(E) to an affiliated investment fund managed or co-managed by a Holder (its partners or managing members of the general partner) or (F) to any controlled affiliate of a Holder (its partners or managing members of the general partner); provided the transferee will be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement or any other agreement between the Company and the holder of such certificate):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. SUCH SECURITIES ARE SUBJECT TO AN AGREEMENT, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY, WHICH GRANTS THE COMPANY AND THE HOLDER CERTAIN RIGHTS AND SUBJECTS THE COMPANY AND THE HOLDER TO CERTAIN OBLIGATIONS.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. The Company shall bear the costs of any such reissuance, including the reasonable legal fees and expenses incurred in connection with the rendering of the aforementioned legal opinion.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2      DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time following the earlier of (i) August 1, 2003, or (ii) the Initial Offering, a written request from the Holders of twenty-five percent (25%) or more of the Registrable Securities (excluding for the purposes of such calculation any of the Employee Shares) then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders. An Investor requesting to include Registrable Securities held by it in the requested registration shall be considered an Initiating Holder for purposes of this Section 2.2. Subject to the limitations of this Section 2.2, the Company shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Company and a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Board of Directors of the Company). Notwithstanding any other provision of this Agreement, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Initiating Holders on a pro rata basis based on the number of Registrable Securities held by all such Initiating Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by the Holders without the written consent of Holders of not less than two-thirds (66-2/3%) of the Registrable Securities proposed to be sold in the offering.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i)      after the Company has effected four (4)
registrations pursuant to this Section 2.2, and each such registration has been declared or ordered effective, subject to Section 2.2(d) below; or

                           (ii)     if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer commencing to prepare such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided that if the circumstances or event causing it to be detrimental to file a registration statement ceases to exist, the right to defer such filing shall terminate, and provided further such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and if the Company undertakes a primary registration in connection with the issuance of its Common Stock following such a delay, the Holders shall have "piggyback" rights under Section
2.3 hereof with respect to not less than one-third (1/3) of the number of shares to be sold in such offering.

                  (d) Notwithstanding anything to the contrary contained in this Section 2.2, Investors shall not be deemed to have used or forfeited their rights to registration of their Registrable Securities under this Section 2.2, if a registration of Registrable Securities is conducted pursuant to an underwritten offering undertaken after the exercise of the Holders rights under this Section 2.2 and the underwriters advise the Company and/or the Holders that marketing factors require the Company to limit the number of Registrable Securities to be sold in such offering to less than seventy-five percent (75%) of the Registrable Securities then outstanding requested to be registered by the persons exercising such demand right.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement (except Section 2.2(b) above), if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders desiring inclusion in such registration; and third, to any other stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders (other than the stockholder(s), if any, invoking the demand registration) in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders representing at least twenty-five percent (25%) of the then outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i)      if Form S-3 (or any successor or similar
form) is not available for such offering by the Holders, or

                           (ii)     if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000, or

                           (iii)    if the Company shall furnish to the Holders
a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once, or

                           (iv)     in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with the first four (4) registrations, qualifications or compliances pursuant to Section 2.2 and all Registration Expenses incurred in connection with any registration under Section
2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware, or should not have reasonably been aware, at the time of such request, or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or 2.4 as applicable, in which event such right shall be forfeited by all Holders. If the

Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided that if for any reason the Holders are prohibited from selling their Registrable Securities during that time, the Company will extend the effective date of the registration statement for the length of time of any such prohibition.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

         2.7 TERMINATION OF REGISTRATION RIGHTS. All of a Holder's registration rights shall expire on the fifth anniversary of the Qualified Public Offering. In addition, the right of any particular Holder shall expire when (i) such Holder (together with its affiliates, partners, members and former partners and members) holds less than 1% of the Company's outstanding Common Stock; or (ii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, members and former partners and members) may be sold under Rule 144 during any ninety (90) day period.

         2.8      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify a hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 only to the extent it has been so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d)      If the indemnification provided for in this Section
2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds (net of commissions and discounts but not of any other expenses) from the offering received by such Holder, and in no event shall any contribution by a Holder hereunder exceed the amount such Holder would have been obligated to pay pursuant to Section 2.9(b) had such clause been enforceable.

                  (e)      The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No

Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that
(i) is a subsidiary, parent or affiliated entity or general partner, limited partner, member or retired partner or member of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least ten thousand (10,000) shares of Registrable Securities (as adjusted for stock splits, combinations an the like); provided, however, (a) the transferor shall, within ten (10) days before such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Any such transferee or assignee shall be deemed an "Investor" for purposes hereunder. In each case, such rights may only be transferred together with the underlying Registrable Securities in a transfer permitted by the Company's certificate of incorporation, this Agreement, the Purchase Agreement and the Stockholders Agreement, as defined in the Purchase Agreement.

         2.11     AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds in interest of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that (i) are more favorable than the registration rights granted hereunder or (ii) would reduce the number of shares of Registrable Securities includable by the Holders in any registration under Sections 2.1, 2.2 or 2.3.

         2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the "Lock Up Period"), other than (i) transfers permitted by Section 2.1(a)(iii), (ii) except in the case of a Qualified Public Offering, sales by non-participating Holders under Rule 144 that comply with the volume restrictions under Rule 144 even if the limitations do not apply by the terms of the rule, or (iii) transfers by such Holder pursuant to such registration statement in compliance with the terms of this Agreement, provided that:

                           (i)      such agreement shall apply only to the
Company's Initial Offering and any other offering requested by the Holders pursuant to Section 2.2 hereof; and

                           (ii)     all officers and directors of the Company
and holders of at least one percent (1%) of the Company's voting securities at the time of the Initial Offering enter into similar agreements.

         The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The obligations in this Section
2.13 shall only apply during the Lock Up Period. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3         COVENANTS OF THE COMPANY

         3.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a current capitalization table setting forth the issued and outstanding capital stock and derivative securities of the Company, a consolidated balance sheet of the Company as of the end of each such quarterly period, a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer of the Company (or the chief accounting officer if no chief financial officer is in place), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company will furnish each Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year as well as an updated five-year strategic plan for the Company, in such manner and form as approved by the Board of Directors of the Company (and as soon as available, any subsequent revisions thereto); and (ii) copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business, including copies of any reports or communications delivered to the financial community. The Company will furnish to each Investor holding 2% or more of the Company's outstanding capital stock copies of all reports and other written material submitted to the Board of Directors of the Company that such Investor shall reasonably request, provided, however, that the Company shall not be obligated to provide information that the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.2 INSPECTION RIGHTS. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect disclosure which the Board of Directors determines in good faith could adversely affect the Company.

         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary, member or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, member or parent is advised of the confidentiality provisions of this Section 3.3 or to the extent required by law. All confidential disclosures between Intel Corporation and the Company shall not be governed by this Section 3.3 and instead shall be governed solely by the terms of the Corporate Non-Disclosure Agreement No. 0283540 dated June 17, 1999, executed between the Company and Intel Corporation and any related Confidential Information Transmittal Records provided in connection therewith.

         3.4 STOCK EQUIVALENT VESTING. Unless otherwise approved by the Board of Directors, all stock options and other similar stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting in accordance with the terms of any stock option plan or similar plan approved by the Board of Directors.

         3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all officers, employees and consultants of the Company to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form attached to the Purchase Agreement.

         3.6 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA") and shall, from time to time upon the request of any Purchaser, confirm to such Purchaser that it is not a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Investor of such change in status.

         3.7 OBSERVER RIGHTS. The Company shall allow one representative designated by each Investor (except in the case of Capital Communications CDPQ Inc., that is not otherwise represented by a director and that holds 2% or more of the Company's outstanding capital stock) to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give each such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors concurrently with the delivery of such information to the Board of Directors.

         3.8 MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors shall meet at least six (6) times each calendar year in accordance with an agreed upon schedule.

         3.9 NOMINATING COMMITTEE. If the Board of Directors establishes a nominating committee, at least one director who is designated by a Major Investor shall serve on such committee.

         3.10 EXPENSES; COMPENSATION. The reasonable travel expenses of each director (or observer) incurred to attend Board or committee meetings shall be reimbursed by the Company. If the Company adopts a program to compensate its "outside" or "independent" directors generally either with cash or with stock options, then it shall also extend the same compensation to the directors who are designated by an Investor (unless any such representative is also an officer or employee of the Company), and in the case of stock options, such options shall be transferable by the individual Board members to the Investors they represent.

         3.11 COMPLIANCE. The Company shall, and shall cause each of its subsidiaries to:

                  (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorization and permits necessary to the conduct of its businesses;

                  (b) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

                  (c) pay and discharge all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles in the applicable jurisdictions, consistently applied) have been established on its books with respect thereto;

                  (d) comply with all other material obligations that it incurs pursuant to any material contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (e) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole; and

                  (f) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business.

         3.12 BUSINESS PRACTICES. None of the Company, any Subsidiary (as defined in the Purchase Agreement), any affiliate of the Company, or any person acting on behalf of the Company, any Subsidiary or affiliate of the Company has paid or delivered, or promised to pay or deliver, directly or indirectly through any other person, any monies or anything of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company, any Subsidiary or any affiliate of the Company.

         3.13 TRANSACTIONS WITH AFFILIATES. The Company will not engage in any transaction with any affiliate on terms more favorable to the affiliate than would have been obtainable on an arm's-length basis in the ordinary course of business unless approved by a majority of the unaffiliated members of the Board of Directors.

         3.14 INDEMNIFICATION. The Company's Certificate of Incorporation and Bylaws shall provide, to the maximum extent permitted by law, for elimination of the liability of directors and for indemnification of directors and officers for acts on behalf of the Company.

         3.15 BOARD OF DIRECTOR APPROVAL. The Company shall not without the approval of a majority of the Board of Directors, with all disinterested Directors voting, incur debt, including without limitation, borrowings from any bank or financial institution, in any twelve month period in excess of two hundred fifty thousand dollars ($250,000.00).

         3.16 ASSIGNMENT OF COMPANY'S RIGHTS. In the event the Company elects not to exercise, in whole or in part, its right of first refusal set forth in Section 1.3 of the Employee Stockholders Agreement, the Company shall assign to the Investors the portion of such right that is not exercised. The Company shall notify each Investor of such assignment promptly, but in no event later than ten (10) days following the Company's receipt of a notice of proposed transfer from a holder of Common Stock (a "Transferring Holder") pursuant to
Section 1.2 of the Employee Stockholders Agreement (the "Transfer Notice"). Each Investor shall have the right and option to purchase its Pro Rata Share (as defined in Section 4.1 below) of the securities subject to such assigned right of first refusal. Any purchases made by the Investors pursuant to the exercise of the foregoing right shall be made in accordance with the terms set forth in
Section 1.3 of the Employee Stockholders Agreement.

         3.17 RESTRICTIONS ON FUTURE ISSUANCES OF COMMON STOCK. With respect to the issuance of any additional shares of Common Stock to employees of the Company, the Company shall subject such shares to a right of first refusal similar to that in Section 1 of the Employee Stockholders Agreement and a market stand-off agreement similar to that set forth in Section 2.13 hereof.

         3.18 COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT. The Company agrees to provide each SBIC Purchaser with sufficient information to permit such Purchasers to comply with their obligations under the Small Business Act. Within 90 days following the Closing (as defined in the Purchase Agreement) and within 90 days after the end of each calendar year during which the proceeds from the sale of the Shares are being applied, the Company shall provide to each SBIC Purchaser (as defined in the Purchase Agreement) a certificate of its chief financial officer describing the use of such proceeds and verifying that the use of such proceeds is in accordance with Section 3.19 below. The Company shall provide each SBIC Purchaser and the Small Business Administration (the "SBA") reasonable access to the Company's books and records for the purpose of confirming the use of the proceeds received hereunder.

         3.19 USE OF PROCEEDS. The Company agrees to use the investment proceeds from each SBIC Purchaser for working capital purposes or to otherwise finance the anticipated growth of the Company.

         3.20 NON-DISCRIMINATION COMPLIANCE. So long as an SBIC Purchaser holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

         3.21 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3, other than Section 3.11, of this Agreement shall expire and terminate as to each Investor on the earlier of (i) the consummation of the Qualified Public Offering; and (ii) the first date on which no shares of Preferred Stock are outstanding.

SECTION 4         RIGHTS OF FIRST OFFER.

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first offer to purchase its Pro Rata Share, as defined below, of eighty percent (80%) of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's Pro Rata Share is equal to the ratio of (a) the number of shares of Registrable Securities that such Investor is deemed to be a holder immediately prior to the issuance of the Equity Securities to (b) the total number of shares of Registrable Securities held by all Investors immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Class B Common Stock, Preferred Stock or other security of the Company,
(ii) any security convertible, with or without consideration, into any Common Stock, Class B Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Class B Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) business days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their Pro Rata Share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have ten (10) business days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full their respective rights of first offer, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to
Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.4 TERMINATION OF RIGHTS OF FIRST OFFER. The rights of first offer established by this Section 4 shall not apply to, and shall terminate upon the earlier to occur of (i) the effective date of the registration statement pertaining to the Company's Qualified Public Offering; and (ii) the date on which no shares of Preferred Stock are outstanding.

         4.5 TRANSFER OF RIGHTS OF FIRST OFFER. The rights of first offer of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.10.

         4.6 EXCLUDED SECURITIES. The rights of first offer established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first offer established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (d) shares of Common Stock or Class B Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Preferred Stock issued pursuant to the Purchase Agreement;

                  (f) shares of (i) Common Stock issued upon conversion of the Class B Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and/or Series G Preferred Stock, and (ii) Class B Common Stock, Series A Preferred Stock, Series C Preferred Stock and/or Series E Preferred Stock issued upon conversion of the Series B Preferred Stock, Series D Preferred Stock and/or Series F Preferred Stock;

                  (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                  (h) warrants originally issued to, or shares of Common Stock issued pursuant to the exercise of warrants originally issued to, lenders, arrangers, managers or agents party to the Loan Agreement to be entered into among the Company, certain guarantors, lenders, arrangers and managers and DLJ Bridge Finance, Inc., as agent; or

                  (i) shares of Common Stock, Preferred Stock other securities issued pursuant to antidilution or similar provisions contained in the Company's certificate of incorporation or any of the agreements or instruments referred to above.

SECTION 5         MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5      AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority in interest of the Registrable Securities; provided that any amendment or modification to Section 3.3 affecting the confidential disclosures between Intel and the Company requires the prior written approval of Intel Corporation.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority in interest of the Registrable Securities.

         5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders shall be cumulative and not alternative.

         5.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         5.8 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         5.9 TERMINATION OF PRIOR AGREEMENT. Certain of the undersigned Investors, who together constitute the requisite parties to terminate the Prior Agreement, hereby terminate the Prior Agreement in its entirety and the Prior Agreement shall be of no further force and effect.

         5.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.12 COUNTERPARTS. This Agreement may be delivered via facsimile and executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                                INVESTORS:

FORMUS COMMUNICATIONS, INC.                             CENTENNIAL FUND V, L.P.
                                                        BY:  CENTENNIAL HOLDINGS V, L.P.
                                                        ITS:   GENERAL PARTNER


By:                                                     By:
   -----------------------------------------               -------------------------------------------
    Bernard G. Dvorak                                        Steven C. Halstedt, A General Partner
    Acting Chief Executive Officer,
     Senior Vice President and
     Chief Executive Officer                            CENTENNIAL ENTREPRENEURS FUND V, L.P.
                                                        BY:  CENTENNIAL HOLDINGS V, L.P.
                                                        ITS:   GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Steven C. Halstedt, A General Partner


                                                        CENTENNIAL FUND VI, L.P.
                                                        BY:  CENTENNIAL HOLDINGS VI, LLC
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Steven C. Halstedt, Managing Principal


                                                        CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                                                        BY:  CENTENNIAL HOLDINGS VI, LLC
                                                        ITS:   GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Steven C. Halstedt, Managing Principal

                                                        CENTENNIAL HOLDINGS I, LLC


                                                        By:
                                                           -------------------------------------------
                                                             Steven C. Halstedt, Managing Member


                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        CENTENNIAL STRATEGIC PARTNERS VI, L.P.
                                                        BY: CSP VI MANAGEMENT, LLC
                                                        ITS:  GENERAL PARTNER

                                                        BY:  CENTENNIAL HOLDINGS VI, LLC
                                                        ITS:   MANAGING MEMBER


                                                        By:
                                                           -------------------------------------------
                                                             Steven C. Halstedt, Managing Principal


                                                        MILLENNIAL HOLDINGS LLC


                                                        By:
                                                           -------------------------------------------
                                                              Laura I. Beller
                                                             Managing Member

                                                        TELECOM PARTNERS I, L.P.
                                                        BY:  TELECOM MANAGEMENT I, L.L.C.
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Mark D. Adolph
                                                             Chief Operating Officer

                                                        TELECOM PARTNERS II, L.P.
                                                        BY:  TELECOM MANAGEMENT II, L.L.C.
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Mark D. Adolph
                                                             Chief Operating Officer

                                                        TELECOM PARTNERS III, L.P.
                                                        BY:  TELECOM MANAGEMENT III, L.L.C.
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Mark D. Adolph
                                                             Chief Operating Officer

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        SPECTRUM EQUITY INVESTORS, L.P.
                                                        BY:  SPECTRUM EQUITY ASSOCIATES, L.P.
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Kevin J. Maroni
                                                             Attorney-in-Fact


                                                        SPECTRUM EQUITY INVESTORS II, L.P.
                                                        BY:  SPECTRUM EQUITY ASSOCIATES II, L.P.
                                                        ITS:  GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Kevin J. Maroni
                                                             A General Partner


                                                        MEDIA/COMMUNICATIONS PARTNERS III
                                                        LIMITED PARTNERSHIP
                                                        BY:  M/C III L.L.C., ITS GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             James F. Wade
                                                             Manager


                                                        M/C INVESTORS L.L.C.


                                                        By:
                                                           -------------------------------------------
                                                             James F. Wade
                                                             Manager


                                                        BARING COMMUNICATIONS EQUITY LIMITED


                                                        By:
                                                           -------------------------------------------
                                                             Christopher Cochrane
                                                             Director

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        NORTHWOOD VENTURES LLC


                                                        By:
                                                           -------------------------------------------
                                                             Peter G. Schiff
                                                             President


                                                        NORTHWOOD CAPITAL PARTNERS LLC


                                                        By:
                                                           -------------------------------------------
                                                             Peter G. Schiff
                                                             President


                                                        CRESCENDO WORLD FUND, LLC
                                                        BY:  CRESCENDO VENTURES - WORLD FUND, LLC
                                                        ITS:  MANAGING MEMBER


                                                        By:
                                                           -------------------------------------------

                                                        EAGLE VENTURES WF, LLC


                                                        By:
                                                           -------------------------------------------

                                                        BANCBOSTON INVESTMENTS, INC.


                                                        By:
                                                           -------------------------------------------
                                                             Lars A. Swanson, Vice-President


                                                        CIBC WMC INC.


                                                        By:
                                                           -------------------------------------------
                                                             P. Kenneth Kilgour, Managing Director

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        DOEG HILL I, LLC


                                                        By:
                                                           -------------------------------------------
                                                             Dennis Patrick, Manager


                                                        CHASE EQUITY ASSOCIATES, L.P.
                                                        BY:  CHASE CAPITAL PARTNERS
                                                        ITS:   GENERAL PARTNER


                                                        By:
                                                           -------------------------------------------
                                                             Michael R. Hannon, General Partner


                                                        CHASE CAPITAL INVESTMENTS, L.P.
                                                        BY:  CHASE CAPITAL PARTNERS
                                                        ITS:  INVESTMENT MANAGER


                                                        By:
                                                           -------------------------------------------
                                                             Michael R. Hannon, General Partner


                                                        HARBOURVEST INTERNATIONAL PRIVATE
                                                        EQUITY PARTNERS III-DIRECT FUND L.P.
                                                        BY:  HIPEP III-DIRECT ASSOCIATES L.L.C.
                                                        ITS:  GENERAL PARTNER

                                                        BY:  HARBOURVEST PARTNERS, L.L.C.
                                                        ITS:  MANAGING MEMBER


                                                        By:
                                                           -------------------------------------------
                                                             William A. Johnston
                                                             Managing Director


                                                        -------------------------------------------
                                                        William J. Elsner


                                                        -------------------------------------------
                                                        Frederick Vierra

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        -------------------------------------------
                                                        Roxanne Vierra


                                                        -------------------------------------------
                                                        Trygve Myhren


                                                        MYHREN VENTURES, L.P.


                                                        By:
                                                           -------------------------------------------
                                                             Trygve E. Myhren, Manager


                                                        PART'COM


                                                        By:
                                                           -------------------------------------------
                                                             Pierre de Fouquet
                                                             Managing Director


                                                        MEDIATEL CAPITAL FCP

                                                        BY:  MEDIATEL MANAGEMENT S.A.
                                                        ITS:  MANAGEMENT COMPANY


                                                        By:
                                                           -------------------------------------------
                                                             Antoine Garrigues
                                                             Senior Advisor


                                                        CRI MEDIA PARTNERS, L.P.


                                                        By:
                                                           -------------------------------------------
                                                             Ellen Berland Gibbs
                                                             President of General Partner

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        CRI MEDIA PARTNERS II, L.P.


                                                        By:
                                                           -------------------------------------------
                                                             Ellen Berland Gibbs
                                                             President of General Partner


                                                        INTEL CORPORATION


                                                        By:
                                                           -------------------------------------------
                                                        Name:
                                                        Title:


                                                        CITIZENS CAPITAL, INC.


                                                        By:
                                                           -------------------------------------------
                                                             Gregory F. Mulligan
                                                             Managing Director


                                                        JANCO CAPITAL, LP
                                                        By:  Janco Capital Management, LLC
                                                        Its:  General Partner


                                                        By:
                                                           -------------------------------------------
                                                             Jan E. Helen
                                                             Managing Member


                                                        -------------------------------------------
                                                        Ronald D. Buckman


                                                        -------------------------------------------
                                                        David L. Jones


                                                        -------------------------------------------
                                                        Kenneth D. Moelis

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        -------------------------------------------
                                                        Mark W. Lanigan


                                                        -------------------------------------------
                                                        Laurence E. Paul


                                                        -------------------------------------------
                                                        Jeffrey A. Raich


                                                        -------------------------------------------
                                                        Susan C. Schnabel


                                                        -------------------------------------------
                                                        David F. Posnick


                                                        -------------------------------------------
                                                        Thomas C. Davidov


                                                        -------------------------------------------
                                                        John S. Ehlinger


                                                        -------------------------------------------
                                                        Randall L. Bort


                                                        -------------------------------------------
                                                        Arpad Komjathy


                                                        -------------------------------------------
                                                        Navid Mahmoodzadegan


                                                        -------------------------------------------
                                                        Steven Rattner


                                                        -------------------------------------------
                                                        David Miller

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        -------------------------------------------
                                                        David Dennis


                                                        WOO FAMILY TRUST DATED NOVEMBER 30,
                                                        1998


                                                        By:
                                                           -------------------------------------------
                                                             Warren C. Woo, Trustee


                                                        HOOKS TRUST DATED NOVEMBER 4, 1998


                                                        By:
                                                           -------------------------------------------
                                                             Michael K. Hooks, Trustee


                                                        -------------------------------------------
                                                        Eric S. Swanson


                                                        -------------------------------------------
                                                        Scott M. Honour


                                                        -------------------------------------------
                                                        Donald S. Kinsey


                                                        -------------------------------------------
                                                        Barry A. Sholem


                                                        -------------------------------------------
                                                        Andrew R. Kassoy


                                                        -------------------------------------------
                                                        Brian McLoughlin

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        -------------------------------------------
                                                        James T. Sington


                                                        -------------------------------------------
                                                        Dr. Michael Hoenig


                                                        -------------------------------------------
                                                        Dr. Axel Diekmann


                                                        -------------------------------------------
                                                        Angelika Diekmann


                                                        -------------------------------------------
                                                        Simone Diekmann


                                                        -------------------------------------------
                                                        Alexander Diekmann


                                                        -------------------------------------------
                                                        Matthias Weber


                                                        TCB BETEILIGUNGS GMBH


                                                        By:
                                                           -------------------------------------------
                                                             Dr. Thomas Kuhmann, Managing Director





                                                        CHASE CAPITAL PARTNERS (CCP) GERMANY
                                                        B.V.


                                                        By:
                                                           -------------------------------------------
                                                             Jonathan Meggs, Partner

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        CHASE EUROPEAN EQUITY ASSOCIATES II LLC


                                                        By:
                                                           -------------------------------------------
                                                             Jonathan Meggs, Partner


                                                        CAPITAL COMMUNICATIONS CDPQ


                                                        By:
                                                           -------------------------------------------
                                                             Andre DeMontigny, Vice President


                                                        By:
                                                           -------------------------------------------
                                                             Sebastien Rheaume, Manager


                                                        M.G. KLEIN AND S. DIANE KLEIN LIVING
                                                        TRUST


                                                        By:
                                                           -------------------------------------------



                                                        -------------------------------------------
                                                        Eric G. Klein

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        -------------------------------------------
                                                        Jeffrey M. Klein


                                                        GMT COMMUNICATIONS PARTNERS II, L.P.


                                                        By:
                                                           -------------------------------------------

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                                        TRIMUS II PARTNERS


                                                        By:
                                                           -------------------------------------------
                                                              Laurence E. Paul, Trustee

                                 (Signature Page for Formus Communications, Inc. Fifth Amended and Restated Investors' Rights Agreement)

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                   SCHEDULE B

                        SCHEDULE OF EMPLOYEE STOCKHOLDERS